As filed with the Securities and Exchange Commission on June 18, 1999
                                                           Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------

The Coastal Corporation                                         Delaware                   74-1734212
Coastal Finance II                                              Delaware                   [Applied for]
Coastal Finance III                                             Delaware                   76-0578326
    (Exact name of each registrant              (State of incorporation or organization    (I.R.S. Employer Identification Numbers)
    as specified in its charter)                          of each registrant)
                                                           -----------------
                        Coastal Tower                                                 Austin M. O'Toole, Esq.
                     Nine Greenway Plaza                                        Senior Vice President and Secretary
                  Houston, Texas 77046-0995                                                Coastal Tower
                       (713) 877-1400                                                   Nine Greenway Plaza
(Address, including zip code and telephone number, including                         Houston, Texas 77046-0995
 area code, of each registrants principal executive office)                               (713) 877-1400
                                                                (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                -----------------
                                   COPIES TO:
                            Gerald S. Tanenbaum, Esq.
                             Cahill Gordon & Reindel
                               Eighty Pine Street
                               New York, NY 10005
                                 (212) 701-3000
                                -----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                -----------------

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
  Title of Each Class of Securities  Amount to Be       Proposed Maximum            Proposed Maximum             Amount of
           to Be Registered         Registered (1) (2) Offering Price Per       Aggregate Offering Price      Registration Fee
                                                          Security (3)                 (2) (3) (4)
---------------------------------------------------------------------------------------------------------------------------------
  The Coastal Corporation
  Common stock, par value
   $.33-1/3 per share (1)
  Preferred stock, par value
   $.33-1/3 per share
  Common stock warrants
  Debt securities
  Stock purchase contracts (5)
  Stock purchase units (5)
  Guarantee of trust preferred
   securities of Coastal            $1,000,000,000            100%                   $1,000,000,000               $278,000
   Finance II (6) (7)
  Guarantee of trust preferred
   securities of Coastal
   Finance III (6) (7)
-------------------------------------
  Coastal Finance II
  Trust Preferred Securities
-------------------------------------
  Coastal Finance III
  Trust Preferred Securities
================================================================================================================================

(1) An indeterminate number of shares of common stock are being registered, including (a) shares of common stock into which certain series of debt securities and preferred stock may be converted and for which no separate consideration will be received and for which common stock warrants may be exercised and (b) shares of common stock issuable upon settlement of the stock purchase contracts being issued hereunder.

(2) In U.S. dollars or the equivalent thereof in foreign currency or currency units.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(4)  Exclusive of accrued interest or dividends, if any.

(5) Contracts to purchase shares of common stock of The Coastal Corporation may be offered as parts of units that also include the trust preferred securities being registered hereunder or debt obligations of third parties, including U.S. treasury securities, purchased with the proceeds of the sale of such units and pledged to secure the obligations of holders to purchase such shares of common stock.

(6) No separate consideration will be received for guarantee by The Coastal Corporation.

(7) This registration statement is deemed to include the obligations of The Coastal Corporation under guarantee by The Coastal Corporation and certain back-up undertakings as described herein.

                               -------------------

     The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer is not permitted.


PROSPECTUS
Subject to Completion, June 15, 1999
                             The Coastal Corporation
$1,000,000,000
                               Coastal Finance II
                               Coastal Finance III


                                  Coastal Tower
                               Nine Greenway Plaza
                            Houston, Texas 77046-0995
                                 (713) 877-1400



-------------------------------------------------------------------------------

The following are types of securities that we may offer and sell under this prospectus:

      o  Debt securities        o  Common stock warrants
      o  Preferred stock        o  Subordinated deferrable interest debentures
      o  Common stock           o  Stock purchase contracts
                                o  Stock purchase units


In addition, we, in conjunction with our trusts, may offer and sell:

     o    Trust preferred securities and related guarantees

We may offer these securities separately or as units which may include other securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

      o  Maturity                           o  Redemption terms
      o  Interest rate                      o  Listing on a securities exchange
      o  Sinking fund terms                 o  Amount payable at maturity
      o  Currency of payments               o  Ranking

-------------------------------------------------------------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

                 , 1999

                                TABLE OF CONTENTS

Where You Can Find More Information..........................................1
Incorporation of Certain Documents by Reference..............................2
The Coastal Corporation......................................................3
The Trusts...................................................................3
Use of Proceeds..............................................................4
Accounting Treatment Relating to Trust Securities............................4
Ratios of Earnings to Fixed Charges and Earnings to
  Combined Fixed Charges and Preferred Stock Dividends.......................5
Description of Equity Securities.............................................5
Description of Common Stock Warrants........................................12
Description of Trust Preferred Securities...................................14
Description of Trust Preferred Securities Guarantees........................15
Description of Debt Securities..............................................18
Description of Subordinated Deferrable Interest Debentures..................31
Description of Stock Purchase Contracts And Stock Purchase Units............38
Plan of Distribution........................................................38
Legal Matters...............................................................40
Experts.....................................................................40


                                -----------------



                       WHERE YOU CAN FIND MORE INFORMATION

     The Coastal Corporation files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the Commission:

Judiciary Plaza, Room 10024              Seven World Trade Center               Citicorp Center
450 Fifth Street, N.W.                   Suite 1300                             500 West Madison Street
Washington, D.C.  20549                  New York, New York  10048              Suite 1400
                                                                                Chicago, Illinois  60661

     You can also obtain copies of this information by mail from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 10024, Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330.

     The Commission also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like Coastal, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We and our trusts have filed jointly with the Commission a registration statement on Form S-3 that registers the securities we or they are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Coastal, the trusts and the securities offered. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

     This prospectus includes by reference the documents listed below that we have previously filed with the Commission and that are not included in or delivered with this document. They contain important information about us and our financial condition.

FILING                                    PERIOD
=====================================================================

Annual Report on Form 10-K                Year ended December 31, 1998

Quarterly Report on Form 10-Q             Quarter ended March 31, 1999

Current Reports on Form 8-K               Filed February 4, 1999
                                          Filed February 8, 1999
                                          Filed May 7, 1999
                                          Filed May 10, 1999

     We incorporate by reference additional documents that we may file with the Commission between the date of this prospectus and the date of the closing of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                             Austin M. O'Toole, Esq.
                                    Secretary
                             The Coastal Corporation
                                  Coastal Tower
                               Nine Greenway Plaza
                            Houston, Texas 77046-0995

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                             THE COASTAL CORPORATION

     We, acting through our subsidiaries, are a diversified energy holding company with subsidiary operations in:

     o natural gas gathering, marketing, processing, storage and transmission;

     o    petroleum refining, marketing and distribution and chemicals;

     o    gas and oil exploration and production;

     o    coal mining; and

     o    power.

     Coastal was incorporated under the laws of Delaware in 1972 to become the successor parent, through a corporate restructuring, of a corporate enterprise founded in 1955. Our principal office is located at Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995; our telephone number is 713-877-1400. In this prospectus, unless otherwise indicated, "we" and "Coastal" refer to The Coastal Corporation and its consolidated subsidiaries.

     You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."


                                   THE TRUSTS

     We created two Delaware business trusts pursuant to two declarations of trust executed by us as sponsor for each trust, appointed trustees for each trust and filed a certificate of trust for each trust with the Delaware Secretary of State. The trusts are named Coastal Finance II and Coastal Finance III, which we refer to herein as, collectively, the "trusts" and, individually, each a "trust." The amended and restated declaration of trust for each trust, (as so amended and restated, the "declaration") which is filed as an exhibit to the registration statement of which this prospectus forms a part, states the terms and conditions for each trust to issue and sell its trust preferred securities and trust common securities, which we refer to herein, together with the trust preferred securities, as the trust securities.

     Each trust will exist solely to:

     o    issue and sell its trust securities;

     o use the proceeds from the sale of its trust securities to purchase and hold a series of our subordinated debt securities;

     o maintain its status as a grantor trust for federal income tax purposes; and

     o engage in other activities that are necessary or incidental to these purposes.

     We will purchase all of the trust common securities of each trust. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if we default on the subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

     We will guarantee the trust preferred securities as described later in this prospectus.

     The trustees will conduct each trust's business and affairs. Only we, as owner of the trust common securities, will have the right to appoint, remove or replace the trustees. In addition, we can increase or decrease the number of trustees. A majority of the trustees, which we refer to herein as the regular trustees of each trust, will be persons who are our employees or officers or affiliated with us. One trustee of each trust will be a financial institution which will be unaffiliated with us and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended.

     The property trustee will hold title to the subordinated debt securities for the benefit of the holders of the trust securities, and will have the power to exercise all rights, powers and privileges as the holder of the subordinated debt securities under the indenture pursuant to which the subordinated debt securities are issued. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the subordinated debt securities for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the property account. The guarantee trustee will hold the guarantee by us of the trust securities for the benefit of the holders of the trust preferred securities.

     In addition, unless the property trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, another trustee of each trust, the Delaware trustee, will either be a natural person who is a resident of the State of Delaware or an entity which has its principal place of business or resides in the State of Delaware. We have appointed The Bank of New York (Delaware), 400 White Clay Center, Route 273, Newark, Delaware 19711, as Delaware trustee. We will pay all fees and expenses related to each trust and each offering of the related trust preferred securities and will pay all ongoing costs and expenses of each trust, except such trust's obligations under the related trust securities.

     The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in each trust's declaration and the Delaware Business Trust Act. The principal place of business of the trusts is c/o Coastal, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, and their telephone number is 713-877-1400.


                                 USE OF PROCEEDS

     Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities will be used to repay our short-term borrowings and for repayment of borrowings under various credit agreements, including short-term borrowings and credit agreements of our subsidiaries, and for other general corporate purposes. Prior to such uses, the net proceeds from the sale of securities will be invested in certificates of deposit or other highly liquid investments with short-term maturities. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.


                ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

     The financial statements of each trust that has issued trust securities will be consolidated with our financial statements, with the trust preferred securities of each trust shown on our consolidated financial statements as our obligated mandatory redemption preferred securities of a consolidated trust. Our financial statements will include a footnote that discloses, among other things, that the sole asset of each trust included therein consists of our subordinated deferrable interest debentures and will specify the designation, principal amount, interest rate and maturity date of such subordinated deferrable interest debentures.

               RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     A description of our ratio of earnings to fixed charges or earnings to combined fixed charges and preferred stock dividends, as applicable on a consolidated basis, will appear in an applicable prospectus supplement.


                        DESCRIPTION OF EQUITY SECURITIES

GENERAL

     Our restated certificate of incorporation provides that the aggregate number of shares of all classes of stock that we have authority to issue is 552,700,000 shares, consisting of 500,000,000 shares of common stock, 50,000,000 shares of preferred stock and 2,700,000 shares of class A common stock, par value 33-1/3(cent) per share.

     As of March 31, 1999, our issued and outstanding common stock, class A common stock and preferred stock was as follows:


                    Class of Stock                               Shares

Common Stock................................................    212,573,880
Class A Common Stock........................................        351,497
Preferred Stock:
     $1.19 Cumulative Convertible Preferred Stock,
       Series A ("series A preferred stock")................         53,748
     $1.83 Cumulative Convertible Preferred Stock,
       Series B ("series B preferred stock") ...............         60,676
     $5.00 Cumulative Convertible Preferred Stock,
       Series C ("series C preferred stock") ...............         27,714

     All issued and outstanding shares are fully paid and non-assessable.

PREFERRED STOCK

     General

     Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors, with any terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as are determined by our board of directors and permitted by Delaware law. At such time as our board of directors determines the terms of the preferred stock, such terms will be set forth in a certificate of designation to be filed with the Secretary of State of Delaware. Upon filing, the certificate of designation will constitute an amendment to the certificate of incorporation pursuant to the Delaware General Corporation Law.

     The following description of our preferred stock is not complete. You should look at our certificate of incorporation and by-laws for a complete description.

Terms

     The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock and may include the following:

     (1)  the title and stated value of such preferred stock;

     (2) the number of shares of such preferred stock offered and the offering price and liquidation preference per share of such preferred stock;

     (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

     (4) the date from which dividends on such preferred stock shall accumulate, if applicable;

     (5)  the provision for a sinking fund, if any, for such preferred stock;

     (6)  the provision for redemption, if applicable, of such preferred stock;

     (7)  any listing of such preferred stock on any securities exchange;

     (8) a discussion of federal tax considerations applicable to such preferred stock;

     (9)  any voting rights of holders of such preferred stock;

     (10) any other specific terms, preferences, rights, limitations or restrictions of such preferred stock;

     (11) the relative ranking and preference of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

     (12) any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

     (13) the terms and conditions, if applicable, upon which such preferred stock will be convertible into or participate in dividends, if any, paid on the common stock, including the conversion price (or manner of calculation thereof).

     Dividends

     The holders of the preferred stock of each series shall be entitled to receive, when, as and if declared by our board of directors, out of our funds legally available therefor, cash dividends at the annual rate and on such dates as shall be set forth in the prospectus supplement relating to such series. Each such dividend shall be paid to the holders of record of shares of such series on such record date as shall be fixed by our board of directors.

     If dividends are not paid in full or declared in full and a sum set apart for the payment thereof upon the preferred stock of a series and any other preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other preferred stock ranking on a parity as to dividends shall be declared pro rata. Such pro rata payments will be made so that in all cases, the amount of dividends declared per share on the preferred stock of such series and any other preferred stock ranking on a parity as to dividends shall be in the same proportion as the amount of dividends that would be paid on all shares of preferred stock of such series and such other parity preferred stock if all such dividends (including dividends accrued or in arrears) were paid in full.

     Except as provided in the preceding sentence, unless full cumulative dividends on the preferred stock of a series have been paid or declared in full and a sum set aside for the payment thereof:

     o no dividends shall be declared or paid or set aside for payment or other distribution made upon our common stock, class A common stock or any other class or series of our capital stock ranking junior to or on a parity with the preferred stock of the applicable series as to dividends or liquidation rights; and

     o no common stock, class A common stock or any other class or series of our capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or liquidation rights shall be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by us or any of our subsidiaries (except by conversion into or exchange for our stock ranking junior to the preferred stock of the applicable series as to dividends and liquidation rights).

     Unless otherwise stated in the applicable prospectus supplement, no interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of any series which may be in arrears.

     Dividends payable on the preferred stock of a series for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

     Voting Rights

     The holders of the preferred stock shall not, except as required by law or as set forth in the applicable prospectus supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders. On any matters on which the holders of the preferred stock shall be entitled to vote, they shall be entitled to one vote for each share held.

     Unless otherwise stated in the applicable prospectus supplement, if six or more full quarterly dividends (whether consecutive or not) on any series of preferred stock shall be in arrears, then during the period, which we refer to herein as the "voting period," the holders of a majority of the outstanding shares of preferred stock of all series represented in person or by proxy at any meeting of our stockholders held for the election of directors during such voting period, shall be entitled, as a class, to the exclusion of the holders of all other classes of our stock, to elect two of our directors, each share of preferred stock entitling the holder thereof to one vote.

     Any director who shall have been elected by holders of preferred stock, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of preferred stock of all series given at a special meeting of such stockholders called for the purpose. Any vacancy thereby created may be filled during such voting period by the holders of preferred stock of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preferred stock, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preferred stock. At the end of the voting period, the holders of preferred stock of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preferred stock in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.

     The approval of the holders of at least two-thirds of the then-outstanding shares of preferred stock of a series will be required to:

     o amend the applicable certificate of designation to adversely change the preferences, special rights or powers of the preferred stock of such series; or

     o to authorize, create or increase the authorized amount of any class or series of our capital stock ranking prior to the preferred stock of such series either as to dividend or liquidation rights;

provided, however, that the creation or issuance of any class or series of our capital stock not ranking prior to the preferred stock of a series as to dividend or liquidation rights shall not require the consent of the holders of the preferred stock of such series.

     Ranking

     The preferred stock to which any prospectus supplement may relate will rank pari passu with the outstanding shares of our series A preferred stock, series B preferred stock and series C preferred stock with respect to dividend rights and liquidation preference. The preferred stock will rank prior to our common stock and class A common stock. Without the requisite vote of holders of the preferred stock, as described above under "--Voting Rights," no class or series of capital stock can be created ranking senior to the preferred stock as to dividend rights or liquidation preference.

     Liquidation Rights

     In the event of our liquidation, dissolution or winding up, the holders of shares of our preferred stock of each series are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, class A common stock or any other class or series of our capital stock (including any preferred stock) which is junior as to liquidation rights to our preferred stock of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding up, the amounts payable with respect to our preferred stock of such series and any of our other preferred stock ranking as to any such distribution on a parity with our preferred stock of such series are not paid in full, the holders of our preferred stock of such series and of such of our other preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of our preferred stock will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation or merger with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding up of us.

     Redemption Provisions

     The preferred stock of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.

     Conversion and Exchange Rights

     The terms and conditions, if any, upon which any series of our preferred stock is convertible into common stock or exchangeable into debt securities will be set forth in the applicable prospectus supplement relating to such series of preferred stock. Such terms will include:

     (1) in the case such series of preferred stock is convertible into common stock:

          (a) the number of shares of common stock into which shares of such series of preferred stock are convertible;

          (b)  the conversion price (or manner of calculation thereof);

          (c)  the conversion period;

          (d) provisions as to whether conversion will be at the option of the holders of such series of preferred stock or at our option;

          (e)  the events requiring an adjustment of the conversion price; and

          (f) provisions affecting conversion in the event of the redemption of such series of preferred stock; and

     (2) in the case such series of preferred stock is exchangeable into debt securities;

          (a) the principal amount of debt securities into which shares of such series of preferred stock are exchangeable;

          (b)  the exchange period; and

          (c) provisions as to whether the exchange will be at the option of the holders of such series of preferred stock or at our option.

     Miscellaneous

     Our preferred stock will have no preemptive rights. All of our preferred stock, upon payment in full therefor, will be fully paid and nonassessable.

COMMON STOCK AND CLASS A COMMON STOCK

     Dividends

     Subject to the preferential rights of the holders of preferred stock, all issued and outstanding shares of common stock are entitled to participate equally in dividends when, as and if declared by our board of directors out of funds legally available for such purposes. Our directors may declare and pay dividends upon the shares of our capital stock either out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, subject to the restrictions contained in certain agreements.

     Our board of directors may fix, in advance, a date as the record date for purposes of determining stockholders entitled to receive dividends. Such date may not be more than 60 days prior to the payment of such dividends. However, if no record date is fixed by the board of directors, the record date will be at the close of business on the day on which our board of directors adopts the resolution relating to the dividend.

     Meetings of Stockholders

     A meeting of our stockholders for the election of directors and for the transaction of any of our other business as may lawfully come before the meeting is held annually at a date, time and place designated by our board of directors.

     In addition, a special meeting of our stockholders may be called by the board of directors, the chairman of the board or the president at any time. The certificate of incorporation provides that any action required or permitted to be taken at a meeting of stockholders may be taken only at a meeting of stockholders.

     Voting Rights

     A majority of the voting power of all our outstanding shares entitled to vote at a meeting of stockholders constitutes a quorum. Except as otherwise provided by law or by our certificate of incorporation or by-laws, a resolution can be adopted at a meeting provided a quorum is present.

     The holders of common stock are entitled to one vote per share on all matters upon which stockholders generally have the right to vote, while holders of class A common stock are entitled to 100 votes per share on all matters on which such holders have the right to vote. All shares presently outstanding are fully paid and non-assessable.

     The shares of common stock do not have cumulative voting rights. At every meeting of the stockholders called for the election of directors, the holders of common stock, voting as a class with the holders of series A preferred stock, series B preferred stock, series C preferred stock and any other series of preferred stock generally entitled to vote therefor, shall be entitled to elect one-quarter of the number of directors to be elected at such meeting, and if one-quarter of such number of directors is not a whole number, then the holders of common stock, voting as a class with the holders of voting preferred stock, shall be entitled to elect the next higher whole number of directors to be elected at such meeting, and the holders of class A common stock shall have no voting rights with respect to the election of such directors. The holders of class A common stock, common stock and voting preferred stock, voting as a single class, shall be entitled to elect the remaining directors to be elected at such meeting. If, during the interval between annual meetings of stockholders for the election of directors, the number of directors who have been elected by either the holders of common stock voting as a class with the holders of voting preferred stock or by the holders of class A common stock, common stock and voting preferred stock voting as a class shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in the directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected by the remaining directors then in office to fill any vacancy in the directorships designated by the holders of common stock and voting preferred stock may be removed from office by vote of the holders of a majority of the shares of common stock voting as a class with the holders of voting preferred stock, and any director elected by the remaining directors in office to fill any vacancy in the directorships designated by the holders of class A common stock, common stock and voting preferred stock may be removed from office by the holders of a majority of the voting power of the class A common stock, common stock and voting preferred voting as a class.

     Notice of a stockholders' meeting, stating the place, date, time and the purpose thereof, must be delivered either personally or by mail to each stockholder at his address as it appears on our books unless otherwise provided by law or our certificate of incorporation at least 10 days but not more than 50 days prior to the date set for the meeting. Stockholders may exercise their voting rights through proxies as provided in our by-laws.

     Provisions Relating to Control of Coastal

     The class A common stock carries certain rights, and our certificate of incorporation contains certain provisions, which affect the control of us, and are described below.

          (1)  Class A Common Stock

     Each share of class A common stock, which carries the right to cast 100 votes, may be converted into one share of common stock. The board of directors may declare and pay dividends in respect of the class A common stock provided that a greater dividend is, at the same time, declared and paid in respect of the common stock.

          (2)  Board of Directors

               (a) Our certificate of incorporation provides for a board of directors consisting of a minimum of three and a maximum of eighteen directors to be divided into three classes, with each of the three classes required to be as nearly equal as possible, serving staggered three-year terms. The effect of this provision is that, at each of our annual meetings, approximately one-third of the board of directors is elected to succeed those whose terms expire. The total number of directors and the number of directors constituting each class may be varied, from time to time, by the board of directors within the authorized limits.

               (b) Notwithstanding that the maximum number of directors is established at eighteen, the rights of any holders of preferred stock or any other class or series of stock, other than common stock, to elect a specified number of directors are governed by the terms of our certificate of incorporation applicable thereto, and such directors shall not be classified as described above unless so provided.

               (c) Our directors are also empowered to fill casual vacancies occurring on our board. Any director so appointed by our board would hold office for the unexpired portion of the term of the director whose place he or she had taken. Where our board appoints a director to fill a newly created directorship resulting from an increase in the number of directors, that director would hold office until the next election of the class for which he or she was chosen. If the size of our board was increased, the additional director or directors would be apportioned among the three classes to make all classes as nearly equal as possible.

               (d) No person, except a person nominated by or on behalf of our board, is eligible for election as a director at any annual or special meeting of stockholders unless a written request that such person's name be placed in nomination is received from a stockholder of record by our Secretary not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

     (3)  Meetings of Stockholders

     Stockholder action may be taken only at a stockholders' meeting. Our stockholders do not have the power to call a special meeting and it may therefore be more difficult for stockholders to take action opposed by our board of directors. This may have the effect of deterring persons from seeking to acquire substantial stock positions in or control of us, including an attempt to acquire control of us made in response to any attempt by us to acquire securities of, or control of, another corporation.

     (4)  Business Combinations

     The approval of the holders of 85% of the voting power of our outstanding shares of stock is required, in certain circumstances, for the adoption or authorization of a business combination with any controlling company. A controlling company is an entity which either owns, or is controlled by any entity which owns, 20% of the voting power of the outstanding shares of our stock. Delaware law provides that, unless the certificate of incorporation specifies otherwise, the votes of the holders of a majority of the outstanding voting stock are sufficient to approve a business combination.

     A proposed business combination will not have to meet the 85% vote requirement where certain fair price and other procedural requirements are satisfied. These requirements are designed to ensure that the cash or market value of any other consideration to be received by our stockholders in such business combination is fair, to preserve the rights of our public stockholders by ensuring that appropriate representation on our board of directors will be maintained, to keep public stockholders fully informed as to the advisability of the proposed business combination and to ensure that there is no major change in our business or capital structure and no reduction in the rate of dividends payable on our stock without the approval of the board of directors.

     Pre-emptive Rights

     Neither stockholders nor any other person has any pre-emptive subscription rights.

     Liquidation, Dissolution and Reorganization

     All shares of common stock and class A common stock rank equally upon our liquidation or dissolution, after payment of all debts and expenses and satisfaction of the interests of the holders of any shares of our preferred stock then outstanding.

     Our certificate of incorporation provides that if a majority in number representing three-fourths in value of our creditors or class of creditors, and/or of our stockholders or class of stockholders, as the case may be, agree to any compromise or arrangement and to any reorganization of us at a meeting properly called by a Delaware court, such action, if sanctioned by the court, will be binding on all of our creditors or class of creditors, and/or on all of our stockholders or class of stockholders, as the case may be, and also on us.

     Transferability of Shares of Common Stock and Class A Common Stock

     There are no restrictions in our certificate of incorporation or by-laws on the transferability of shares of common stock. Shares of class A common stock are not transferable and upon any attempted transfer or upon death of the holder thereof are automatically converted into shares of common stock.


                      DESCRIPTION OF COMMON STOCK WARRANTS

     General

     We may issue common stock warrants independently or together with any securities offered by any prospectus supplement and such common stock warrants may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the common stock warrants and will not assume any obligation or relationship of agency or trust for or with any holders of common stock warrant certificates or beneficial owners of common stock warrants.

     The following summaries of certain provisions of the warrant agreement and common stock warrant certificate are not complete. You should look at the warrant agreement relating to, and the common stock warrant certificate representing, a series of common stock warrants.

     Terms

     An applicable prospectus supplement will set forth and describe other specific terms regarding each series of common stock warrants offered hereby, including:

     (1)  the offering price;

     (2) the number of shares of common stock purchasable upon exercise of each such common stock warrant and the price at which such number of shares of common stock may be purchased upon such exercise;

     (3) the date on which the right to exercise such common stock warrants shall commence and the date on which such right shall expire; and

     (4)  any other terms of such common stock warrants.

     The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series. Common stock warrants for the purchase of common stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

     Exercise of Common Stock Warrants

     Each common stock warrant will entitle the holder thereof to purchase such shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered common stock warrants. After the close of business on the expiration date of each common stock warrant or such later date to which such expiration date may be extended by us, unexercised common stock warrants will become void.

     Common stock warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock purchasable upon such exercise, together with certain information set forth on the reverse side of the common stock warrant certificate. Upon receipt of such payment and the common stock warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock purchasable upon such exercise. If fewer than all of the common stock warrants represented by such common stock warrant certificate are exercised, a new common stock warrant certificate will be issued for the remaining amount of common stock warrants.

     Amendments and Supplements to Warrant Agreement

     The warrant agreement for a series of common stock warrants may be amended or supplemented without the consent of the holders of the common stock warrants issued thereunder to effect changes that are not inconsistent with the provisions of the common stock warrants and that do not adversely affect the interests of the holders of the common stock warrants.

     Common Stock Warrant Adjustments

     Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

     (1) the issuance of common stock as a dividend or distribution on the common stock;

     (2)  subdivisions and combinations of the common stock;

     (3) the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase common stock, at less than the current market value, as defined in the warrant agreement for such series of common stock warrants; and

     (4) the distribution to all holders of common stock of evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

     No adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

     In the case of:

     (1)  a reclassification or change of the common stock;

     (2)  a consolidation or merger involving us; or

     (3) a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety,

in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert such common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such common stock warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.


                    DESCRIPTION OF TRUST PREFERRED SECURITIES

     Each trust may issue only one series of trust preferred securities having terms described in the prospectus supplement relating thereto. The declaration of each trust authorizes the regular trustees of such trust to cause such trust to issue one series of trust preferred securities. Each declaration will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each declaration or made part of each declaration by the Trust Indenture Act and the Delaware Business Trust Act.

     The prospectus supplement relating to the trust preferred securities of a trust will include the specific terms of the series of trust preferred securities being issued, including:

     (1)  the distinctive designation of such trust preferred securities;

     (2)  the number of trust preferred securities issued by such trust;

     (3) the annual distribution rate, or method of determining such rate, for trust preferred securities issued by such trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such trust preferred securities shall be payable on a quarterly basis to holders of trust preferred securities as of a record date in each quarter during which such trust preferred securities are outstanding;

     (4) whether distributions on trust preferred securities issued by such trust shall be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date(s) or method of determining the date(s) from which distributions on trust preferred securities issued by such trust shall be cumulative;

     (5) the amount(s) which shall be paid out of the assets of such trust to purchase or redeem trust preferred securities issued by such trust and the price(s) at which, the period(s) within which, and the terms and conditions upon which, trust preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

     (6) the voting rights, if any, of trust preferred securities issued by such trust in addition to those required by law, including any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of such trust; and

     (7) any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such trust not inconsistent with the declaration of such trust or with applicable law.

     All trust preferred securities offered hereby will be guaranteed by Coastal as described under "Description of Trust Preferred Securities Guarantees" below. Any applicable United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the prospectus supplement relating thereto.

     In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the trust common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by such trust and the trust common securities will rank pari passu, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. All of the trust preferred securities of a trust will be directly or indirectly owned by Coastal.


              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

     General

     The following is a summary of information concerning the guarantees of the trust preferred securities, which we refer to as the trust preferred securities guarantees. The trust preferred securities guarantees will be executed and delivered by Coastal for the benefit of the holders from time to time of trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. The Bank of New York will act as indenture trustee under each trust preferred securities guarantee and will be referred to herein as the guarantee trustee. The terms of each trust preferred securities guarantee will be those set forth in such trust preferred securities guarantee and the prospectus supplement relating thereto and those made part of such trust preferred securities guarantee by the Trust Indenture Act of 1939, as amended. Each trust preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

     The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of trust preferred securities guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, the Trust Indenture Act of 1939, as amended, and the prospectus supplement relating thereto.

     Terms

     We will irrevocably and unconditionally agree to pay in full the guarantee payments described below, except to the extent paid by the trust, to the holders of the trust preferred securities issued by a trust, as and when due, regardless of any defense, right to set-off or counterclaim which such trust may have or assert. The following payments are referred to herein as guarantee payments and, with respect to trust preferred securities issued by a trust, to the extent not paid by such trust, will be subject to the trust preferred securities guarantee (without duplication):

     (1) any accrued and unpaid distributions which are required to be paid on such trust preferred securities, to the extent such trust shall have funds available therefor;

     (2) the redemption price, including all accrued and unpaid distributions to the redemption date, to the extent such trust has funds available therefor, with respect to any trust preferred securities called for redemption by such trust; and

     (3) upon a voluntary or involuntary termination, dissolution or winding-up of such trust, other than in connection with the distribution of subordinated deferrable interest debentures to the holders of trust preferred securities in exchange for their trust preferred securities, the lesser of:

          (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, and

          (b) the amount of assets of such trust remaining available for distribution to holders of such trust preferred securities in liquidation of such trust.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

     Each trust preferred securities guarantee will be a full and unconditional guarantee with respect to the trust preferred securities issued by the applicable trust from the time of issuance of such trust preferred securities, but will not apply to any payments or distributions when the trust does not have sufficient funds available to make such payments or distributions. If we do not make interest payments on the subordinated deferrable interest debentures purchased by a trust, such trust will not pay distributions on the trust preferred securities issued by such trust and will not have funds available therefor. See "Description of Subordinated Deferrable Interest Debentures--Certain Covenants."

     We have also agreed separately to guarantee the obligations of the trusts with respect to the trust common securities to the same extent as the trust preferred securities guarantee, except that upon the occurrence and during the continuation of an event of default under the declaration, holders of trust preferred securities shall have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

     Certain Covenants of Coastal

     We will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if any event constituting an event of default shall exist under such trust preferred securities guarantee or the declaration of such trust, then we will not:

          (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

          (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities which rank pari passu with or junior to the subordinated deferrable interest debentures; and

          (c) make any guarantee payments, other than pursuant to the trust preferred securities guarantees, with respect to the foregoing.

     However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payment we make where the payment is made by way of securities, including capital stock, that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

     Modification of the Trust Preferred Securities Guarantees; Binding Nature of Guarantees

     Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, each trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities issued by the applicable trust. The manner of obtaining any such approval of holders of such trust preferred securities will be as set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a trust preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding of the applicable trust.

     Termination

     Each trust preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust upon full payment of the redemption price of all trust preferred securities of such trust, upon distribution of the subordinated deferrable interest debentures held by such trust to the holders of the trust preferred securities of such trust in liquidation of such holders' interest in such trust preferred securities or upon full payment of the amounts payable in accordance with the declaration of such trust upon liquidation of such trust. Each trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under such trust preferred securities or such trust preferred securities guarantee.

     Events of Default

     An event of default under a trust preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the trust preferred securities relating to such trust preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such trust preferred securities guarantee. If the guarantee trustee fails to enforce such trust preferred securities guarantee, any holder of trust preferred securities relating to such trust preferred securities guarantee may institute a legal proceeding directly against us to enforce the guarantee trustee's rights under such trust preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities relating to such trust preferred securities guarantee shall have the right, which is absolute and unconditional, to proceed directly against us to obtain guarantee payments thereunder, without first waiting to determine if the guarantee trustee has enforced such trust preferred securities guarantee or instituting a legal proceeding against the trust which issued such trust preferred securities, the guarantee trustee or any other person or entity.

     Status of the Trust Preferred Securities Guarantees

     The trust preferred securities guarantees will constitute our unsecured obligations and will rank:

     (1) subordinate and junior in right of payment to all of our other liabilities,

     (2) pari passu with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our subsidiaries or affiliates, and

     (3)  senior to our common stock.

     The terms of the trust preferred securities provide that each holder of trust preferred securities issued by such trust by acceptance thereof agrees to the subordination provisions and other terms of the trust preferred securities guarantee relating thereto.

     Information Concerning the Guarantee Trustee

     The guarantee trustee, prior to the occurrence of a default with respect to a trust preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such trust preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     We and certain of our affiliates maintain deposit accounts and banking relationships with the guarantee trustee. The guarantee trustee may serve as trustee under other indentures pursuant to which our unsecured debt securities may be issued.

     Governing Law

     The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.


                         DESCRIPTION OF DEBT SECURITIES

     General

     We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and Harris Trust and Savings Bank, as trustee. The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

     The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax consideration as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement.

     Terms

     The debt securities will be our unsecured obligations.

     The senior debt securities will rank pari passu in right of payment with all our other unsecured and unsubordinated indebtedness.

     The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called "Ranking of debt securities" below.

     The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

     (1) the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities;

     (2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

     (3) the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or the method by which any such portion shall be determined;

     (4) if convertible into common stock, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such shares of common stock for purposes of conversion;

     (5) the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

     (6) the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

     (7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (8) the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

     (9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

     (10) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund (as defined in the applicable indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

     (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (12) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

     (13) whether the principal of or interest, if any, on the debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

     (14) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

     (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

     (16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

     (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series; and

     (18) any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture under which the debt securities are issued).

     If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

     Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged transaction involving us or in the event of a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

     Denomination, Interest, Registration and Transfer

     We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

     The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

     o will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

     o may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

     No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

     Certain Covenants

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus. Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will include the covenants described below.

     Generally Used Definitions

     The following are terms used in the covenants described below which have specific meanings in the indenture relating to the particular series of debt securities.

     "attributable debt" will mean, with respect to any sale and leaseback transaction as of any particular time, the present value, discounted at the rate of interest implicit in the terms of the lease, of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease, including any period for which such lease has been extended or may, at our option, be extended.

     "consolidated net tangible assets" will mean our and our subsidiaries' total assets appearing on a consolidated balance sheet, less, without duplication:

     (1)  current liabilities;

     (2) reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined;

     (3)  all intangible assets; and

     (4)  deferred income tax assets.

     "funded debt" will mean all:

     (1) indebtedness maturing one year or more from the date of the creation thereof, all indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof; and

     (2) all indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such indebtedness may also conform to the definition of short-term borrowing, as it may be defined in the applicable indenture.

     "indebtedness" will mean:

     (1)  any liability of any person;

          (a)  for borrowed money;

          (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities; or

          (c) for the payment of money relating to a capitalized lease obligation;

     (2) any guarantee by any person of any liability of others described in the preceding clause (1); and

     (3) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (1) and (2) above.

     "lien" will mean any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.

     "principal domestic property" will mean any property, plant, equipment or facility of ours which is located in the United States or any territory or political subdivision thereof, except any property which our board of directors or management shall determine to be not material to the business or our and our subsidiaries' operations, taken as a whole.

     "sale and leaseback transaction" will mean a sale or transfer of any of our principal domestic properties, with us taking back a lease of such principal domestic property.

     "significant subsidiary" will mean a subsidiary, including its subsidiaries, which meets any of the following conditions:

     (1) our and our subsidiaries' investments in and advances to the subsidiary exceed 10 percent of our and our subsidiaries' total assets consolidated as of the end of any two of the three most recently completed fiscal years;

     (2) our and our subsidiaries' proportionate share of the subsidiary's total assets exceeds 10 percent of our and our subsidiaries' total assets consolidated as of the end of any two of the three most recently completed fiscal years; or

     (3) our and our other subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary exceeds 10 percent of our and our subsidiaries' consolidated income as of the end of any two of the three most recently completed fiscal years.

     "stated maturity" when used with respect to any security or any installment of interest thereon will mean the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

     "subsidiary" will mean:

     (1) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by us, by us and our subsidiary or subsidiaries or by our subsidiary or subsidiaries; or

     (2) any person other than a corporation in which we, our subsidiary or subsidiaries or we and our subsidiary or subsidiaries, directly or indirectly, at the date of determination thereof has at least majority ownership interest;

provided, however, that no corporation shall be deemed a subsidiary until we, our subsidiary or subsidiaries, or we and our subsidiary or subsidiaries acquire more than 50% of the outstanding voting stock thereof and have elected a majority of its board of directors.

     Restrictions on Liens

     We will not incur, create, assume or otherwise become liable with respect to any indebtedness secured by a lien, or guarantee any indebtedness with a guarantee which is secured by a lien, on any principal domestic property or any shares of stock or indebtedness of any significant subsidiary, without effectively providing that the debt securities of each series (together with, if we shall so determine, any other indebtedness then existing or thereafter created ranking equally with the debt securities of each series) shall be secured equally and ratably with (or, at our option, prior to) such secured indebtedness, so long as such secured indebtedness shall be so secured; provided, however, that this covenant will not apply to indebtedness secured by:

     (1)  liens existing on the date of the indenture;

     (2) liens in favor of governmental bodies to secure progress, advance or other payments;

     (3) liens existing on property, shares of stock or indebtedness at the time of acquisition thereof (including acquisition through lease, merger or consolidation) or liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or indebtedness for the purpose of financing all or any part of the purchase price thereof;

     (4) liens securing indebtedness in an aggregate amount which, at the time of incurrence and together with all outstanding attributable debt in respect of sale and leaseback transactions permitted by clause (2) in the "Restrictions on Sales and Leasebacks" covenant, does not exceed ten percent of our consolidated net tangible assets;

     (5)  liens securing indebtedness other than funded debt; and

     (6) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to in the foregoing clauses (1) through (5) inclusive; provided that such extension, renewal or replacement of such lien is limited to all or any part of the same property, shares of stock or indebtedness that secured the lien extended, renewed or replaced (plus improvements on such property), and that such secured indebtedness at such time is not increased.

     Restrictions on Sales and Leasebacks

     We will not enter into any sale and leaseback transaction, unless:

     (1) the principal domestic property is sold within 360 days from the date of acquisition of such principal domestic property or the date of the completion of construction or commencement of full operations of such principal domestic property, whichever is later; or

     (2) within 120 days after such sale we apply or cause to be applied to the retirement of funded debt of our or of any of our subsidiaries (other than our funded debt which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the debt securities of each series) an amount not less than the greater of (A) the net proceeds of the sale of such principal domestic property or (B) the fair value (as determined in any manner approved by our board of directors) of such principal domestic property.

     The provisions of this covenant shall not prevent a sale and leaseback transaction if:

     (1) the lease entered into by us in connection therewith is for a period, including renewals, of not more than 36 months; or

     (2) we would, at the time of entering into such sale and leaseback transaction, be entitled, without equally and ratably securing the debt securities, to create or assume a lien on such principal domestic property securing indebtedness in an amount at least equal to the attributable debt in respect of such sale and leaseback transaction pursuant to clause (4) above in the "Restrictions on Liens" covenant.

     Merger, Consolidation or Sale of Assets

     We shall not consolidate with or merge with or into any other corporation or transfer all or substantially all of its property and assets as an entirety to any person, unless:

     (1) either we shall be the continuing person, or the person (if other than us) formed by such consolidation or into which we are merged or to which all or substantially all of our properties and assets as an entirety are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia which expressly assumes all of our obligations under each series of debt securities and the indenture with respect to each such series; and

     (2) immediately before and immediately after giving effect to such transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default shall have occurred and be continuing.

     Notwithstanding the foregoing, any subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to us or any of our other subsidiaries.

     Ranking of Debt Securities

     Senior debt securities

     The senior debt securities will be our unsecured senior obligations and will:

     o rank pari passu in right of payment with all our other senior indebtedness, which term is defined below under "Subordinated debt securities";

     o be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

     o be effectively subordinated to all of our subsidiaries' indebtedness and all mandatory redemption preferred stock of our subsidiaries.

     Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank pari passu with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of our subsidiaries; provided, however, that the incurrence of secured indebtedness by us is subject to the limitations set forth in the "Restrictions on Liens" covenant.

     Subordinated debt securities

     The subordinated debt securities will be our unsecured obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

     If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

     If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a "default notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 180 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on its behalf shall:

     (1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

     (2) acquire any of the subordinated debt securities for cash, property or otherwise.

     Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 180 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose). The subordinated indentures will not restrict the amount of our or our subsidiaries' senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

     "senior indebtedness" will be defined in each subordinated indenture as indebtedness, whether outstanding on the date of issue of any subordinated debt securities or thereafter created, incurred, assumed or guaranteed by us, other than the following:

     (1) any indebtedness as to which, by the terms of the instrument creating or evidencing such indebtedness, it is expressly provided that such indebtedness is subordinated in right of payment to all of our indebtedness not expressly subordinated to such indebtedness;

     (2) any indebtedness which, by its terms, expressly refers to the subordinated debt securities and states that such indebtedness shall not be senior, shall be pari passu or shall be subordinated in right of payment to the subordinated debt securities;

     (3)  the subordinated debt securities of the same or another series; and

     (4) indebtedness of or amounts owed by us for compensation to employees, or for goods, materials and services purchased in the ordinary course of business.

     Discharge

     We generally may terminate our obligations under any series of debt securities and the indenture with respect to such series, at any time:

     (1) by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

     (2) after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

          (a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

          (b) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

However, if the irrevocable deposit pursuant to (2) above is to be made on or prior to one year from the stated maturity for payment of principal of such series of debt securities, we shall be required to deliver to the trustee either an opinion of counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that holders of such debt securities:

     (1) will not recognize income, gain or loss for federal income tax purposes as a result of such deposit (and the defeasance contemplated in connection therewith); and

     (2) will be subject to federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred.

     Modification and Waiver

     We and the trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification or amendment may not, without the consent of each holder of the debt securities affected thereby:

     (1) change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

     (2) reduce the principal amount of, or the rate of interest on, the debt securities;

     (3) change the currency of payment of principal of or interest on the debt securities;

     (4) impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

     (5) reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

     (6) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

     (7) in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities of any series then outstanding; or

     (8) in the case of any convertible debt securities, adversely affect the right to convert the debt securities into common stock in accordance with the provisions of the applicable indenture.

     Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

     (1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security; and

     (2) only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

     Events of Default and Notice Thereof

     The following events are "events of default" with respect to any series of debt securities issued thereunder:

     (1) failure to pay interest on any debt securities of such series within 30 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

     (2) failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

     (3) certain events of bankruptcy, insolvency or reorganization with respect to us.

     Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

     The trustee under such indenture shall, within 75 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities. We shall certify to the trustee quarterly as to whether any default exists.

     In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

     In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

     Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

     No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

     Conversion Rights

     The terms and conditions, if any, upon which the debt securities of any series will be convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such series of debt securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of debt securities.

     The Trustee

     The trustee for each series of debt securities will be Harris Trust and Savings Bank. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

     In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

     Governing Law

     The indenture and the debt securities will be governed by the laws of the State of New York.

     Global Securities; Book-Entry System

     We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

     We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

     Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

     All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.


           DESCRIPTION OF SUBORDINATED DEFERRABLE INTEREST DEBENTURES

     General

     The subordinated deferrable interest debentures will be our unsecured, subordinated obligations. We may issue subordinated deferrable interest debentures from time to time in one or more series under an indenture to be entered into among us and The Bank of New York, as subordinated debt trustee. There is no limit on the aggregate principal amount of subordinated deferrable interest debentures we may issue and we may issue the subordinated deferrable interest debentures from time to time in one or more series pursuant to a supplemental indenture or a resolution of our board of directors or a special committee thereof. The terms of the subordinated deferrable interest debentures will include those stated in the indenture and in a supplemental indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     In the event we issue subordinated deferrable interest debentures to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, we may subsequently distribute such subordinated deferrable interest debentures pro rata to the holders of such trust securities in connection with the termination of such trust upon the occurrence of certain events described in the prospectus supplement relating to such trust securities. We will issue only one series of subordinated deferrable interest debentures to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust.

     The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act of 1939, as amended. Whenever particular provisions or defined terms in the indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

     Terms

     Reference is made to the accompanying prospectus supplement for the following terms of the series of subordinated deferrable interest debentures being offered thereby:

     (1) the specific title of such subordinated deferrable interest debentures;

     (2) any limit on the aggregate principal amount of such subordinated deferrable interest debentures;

     (3) the date or dates on which the principal of such subordinated deferrable interest debentures is payable and the right, if any, to extend such date or dates;

     (4) the rate or rates at which such subordinated deferrable interest debentures will bear interest or the method of determination of such rate or rates;

     (5) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates;

     (6) the right, if any, to extend the interest payment periods and the duration of such extension;

     (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such subordinated deferrable interest debentures may be redeemed, in whole or in part, at our option;

     (8) our right and/or obligation, if any, to redeem or purchase such subordinated deferrable interest debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods during which, the price or prices at which, and the terms and conditions upon which, such subordinated deferrable interest debentures shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation;

     (9)  the terms of subordination;

     (10) if other than denominations of $25 or any integral multiple thereof, the denominations in which such subordinated deferrable interest debentures shall be issuable;

     (11) any and all other terms with respect to such series; and

     (12) whether such subordinated deferrable interest debentures are issuable as a global security, and in such case, the identity of the depositary.

     Holders of subordinated deferrable interest debentures do not have any protection in the event of a highly leveraged transaction involving us.

     Subordination

     The subordinated deferrable interest debentures will be subordinated and junior in right of payment to certain of our other indebtedness to the extent set forth in the accompanying prospectus supplement.

     Certain Covenants

     If we issue subordinated deferrable interest debentures to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and:

     (1) there shall have occurred and be continuing any event that would constitute an event of default under the indenture; or

     (2) we shall be in default with respect to our payment of any obligations under the related trust preferred securities guarantee or trust common securities guarantee, and such default shall be continuing, then:

     (1) we shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock;

     (2) we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities which rank pari passu with or junior to such subordinated deferrable interest debentures; and

     (3) we shall not make any guarantee payments, other than pursuant to the trust preferred security guarantees, with respect to the foregoing.

     If we issue subordinated deferrable interest debentures to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and we shall have given notice of our election to defer payments of interest on such subordinated deferrable interest debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then:

     (1) we shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock;

     (2) we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities which rank pari passu with or junior to such subordinated deferrable interest debentures; and

     (3) we shall not make any guarantee payments, other than pursuant to the trust preferred security guarantees, with respect to the foregoing.

     Notwithstanding the foregoing restrictions, we will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities we issued ranking pari passu with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

     If we issue subordinated deferrable interest debentures to a trust or a trustee of such trust in connection with the issuance of trust securities of such trust, for so long as such trust securities remain outstanding, we will covenant:

     (1) to directly or indirectly maintain 100% ownership of the trust common securities of such trust; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of such trust common securities;

     (2) not to cause, as sponsor of such trust, or to permit, as holder of the trust common securities of such trust, the termination, dissolution or winding-up of such trust, except in connection with a distribution of the subordinated deferrable interest debentures as provided in the declaration of such trust and in connection with certain mergers, consolidations or amalgamations;

     (3)  to use our reasonable efforts to cause such trust

          (a) to remain a statutory business trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust; and

          (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for united states federal income tax purposes; and

     (4) to use reasonable efforts to cause each holder of trust securities of such trust to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures issued to such trust.

     Form, Exchange, Registration and Transfer

     We may issue subordinated deferrable interest debentures of each series in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, subordinated deferrable interest debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange at the office of the debt registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of subordinated deferrable interest debentures and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges. Such transfer or exchange will be effected upon the debt registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the subordinated debt trustee as debt registrar with respect to each series of subordinated deferrable interest debentures. If a prospectus supplement refers to any transfer agents (in addition to the debt registrar) initially designated by us with respect to any series of subordinated deferrable interest debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of subordinated deferrable interest debentures.

     In the event of any redemption in part, we shall not be required to:

     (1) issue, register the transfer of or exchange any subordinated deferrable interest debentures during a period beginning at the opening of business 15 days before any selection for redemption of subordinated deferrable interest debentures of like tenor and of the series of which such subordinated deferrable interest debentures are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of subordinated deferrable interest debentures of like tenor and of such series to be redeemed; and

     (2) register the transfer of or exchange any subordinated deferrable interest debentures so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated deferrable interest debentures being redeemed in part. Payment and Paying Agents

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on any subordinated deferrable interest debentures will be made only against surrender to the paying agent of such subordinated deferrable interest debentures. Unless otherwise indicated in an applicable prospectus supplement, principal of, any premium, if any, and interest, if any, on subordinated deferrable interest debentures will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as we may designate from time to time, except that at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address as shall appear in the debt register with respect to such subordinated deferrable interest debentures. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a subordinated deferrable interest debenture on any interest payment date will be made to the person in whose name such subordinated deferrable interest debenture (or predecessor security) is registered at the close of business on the regular record date for such interest payment.

     The subordinated debt trustee will act as paying agent with respect to each series of subordinated deferrable interest debentures. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for each series of subordinated deferrable interest debentures.

     All moneys paid by us to a paying agent for the payment of the principal of or premium or interest, if any, on any subordinated deferrable interest debentures of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to us and the holder of such subordinated deferrable interest debentures will thereafter look only to us for payment thereof.

     Global Securities

     If any subordinated deferrable interest debentures of a series are represented by one or more global securities, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global security may exchange such interests for subordinated deferrable interest debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium, if any, and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of subordinated deferrable interest debentures to be represented by a global security will be described in the applicable prospectus supplement.

     Modification of the Indenture

     We and the subordinated debt trustee, with the consent of the holders of not less than a majority in principal amount of the subordinated deferrable interest debentures of each series which are affected by the modification, may modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of subordinated deferrable interest debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding subordinated deferrable interest debenture affected thereby:

     (1) extend the fixed maturity of any subordinated deferrable interest debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each subordinated deferrable interest debenture so affected; or

     (2) reduce the percentage of subordinated deferrable interest debentures the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each then outstanding subordinated deferrable interest debenture affected thereby.

     In addition, we and the subordinated debt trustee may execute, without the consent of any holder of subordinated deferrable interest debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of subordinated deferrable interest debentures.

     Events of Default

     With respect to a particular series of subordinated deferrable interest debentures, one or more of the following described events which has occurred and is continuing constitutes an event of default with respect to such series of subordinated deferrable interest debentures:

     (1) failure for 30 days to pay interest on the subordinated deferrable interest debentures of that series, including any additional interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by us shall not constitute a default in the payment of interest for this purpose;

     (2) failure to pay principal or premium, if any, on the subordinated deferrable interest debentures of that series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund payment with respect to that series;

     (3) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the indenture for 90 days after written notice to us from the subordinated debt trustee or the holders of at least 25% in principal amount of the outstanding subordinated deferrable interest debentures of that series;

     (4)  certain events of bankruptcy, insolvency or reorganization of us; or

     (5) in the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, the voluntary or involuntary dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust.

     The holders of a majority in aggregate outstanding amount of any series of subordinated deferrable interest debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee for the series. The subordinated debt trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the subordinated deferrable interest debentures may declare the principal immediately due and payable upon an event of default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the event of default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee. If an event of default results from our failure to pay when due principal of or interest on the subordinated deferrable interest debentures issued to a trust, during the continuance of such an event of default a holder of trust preferred securities issued by such trust may immediately institute a legal proceeding directly against us to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

     The holders of a majority in aggregate outstanding principal amount of any series of subordinated deferrable interest debentures affected thereby may, on behalf of the holders of all the subordinated deferrable interest debentures of such series, waive any past default, except:

     (1) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee); or

     (2) a default in the covenants described in the first or second paragraph under "--Certain Covenants" above.

     Consolidation, Merger and Sale

     There are no covenants which restrict our ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

     Defeasance and Discharge

     We will be discharged from any and all obligations in respect of the subordinated deferrable interest debentures of any series (except in each case for certain obligations to register the transfer or exchange of subordinated deferrable interest debentures, replace, stolen, lost or mutilated subordinated deferrable interest debentures, maintain paying agencies and hold moneys for payment in trust) if we deposit with the subordinated debt trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the subordinated deferrable interest debentures of such series on the dates such payments are due in accordance with the terms of such subordinated deferrable interest debentures.

     Governing Law

     The indenture and the subordinated deferrable interest debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

     Information Concerning the Subordinated Debt Trustee

     The subordinated debt trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the subordinated debt trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of subordinated deferrable interest debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The subordinated debt trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated debt trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     We and certain of our affiliates may maintain a deposit account and banking relationship with the subordinated debt trustee. The subordinated debt trustee serves as trustee under other indentures pursuant to which our unsecured debt securities are outstanding.

     Miscellaneous

     We will have the right at all times to assign any of its rights or obligations under the indenture to our direct or indirect wholly owned subsidiary; provided, however, that in the event of any such assignment, we will remain liable for all of our obligations thereunder. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.


                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to such stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the prospectus supplement relating thereto.

                              PLAN OF DISTRIBUTION

     We and the trusts may sell securities in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; or (3) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

     o    the name or names of any underwriters, dealers or agents;

     o the purchase price of such securities and the proceeds to us from such sale;

     o any underwriting discounts and other items constituting underwriters' compensation;

     o    the public offering price; and

     o any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

     If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The securities may be sold directly by us or the applicable trust or through agents designated by us or the applicable trust from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or the applicable trust to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If dealers are utilized in the sale of any securities, we or the applicable trust will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

     Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our or a trust's agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended, in connection with the securities remarketed thereby.

     If so indicated in the applicable prospectus supplement, we or the applicable trust will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us or the applicable trust at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

     Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us or the applicable trust (or both), to indemnification by us or the applicable trust (or both) against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, us and/or the applicable trust in the ordinary course of business.

     Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.


                                  LEGAL MATTERS

     Certain legal matters in connection with the equity securities, the debt securities, the common stock warrants, the preferred securities guarantees, the stock purchase contracts and stock purchase units offered hereby will be passed upon for us by Austin M. O'Toole, Esq., our Senior Vice President and Secretary, and for any underwriters, agents and dealers by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trusts. As of June 15, 1999, Mr. O'Toole beneficially owned approximately 51,077 shares of our common stock and 553 shares of Class A Common Stock, including exercisable stock options.


                                     EXPERTS

     Our annual consolidated financial statements and financial statement schedules incorporated in this prospectus by reference from the 1998 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the offering pursuant to this registration statement are currently anticipated to be as follows (all amounts except for the Securities and Exchange Commission filing fee are estimated):

         Registration Fee.                              $278,000
         Printing and Engraving Expenses.                100,000
         Legal Fees and Expenses.                         50,000
         Accounting Fees and Expenses.                    50,000
         Miscellaneous.                                   25,000
                                                          ------
         Total.                                          503,000
                                                         =======

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporate Law of the State of Delaware grants each corporation organized thereunder, such as the Registrant, the power to indemnify directors and officers under certain circumstances. Article FIFTH of our certificate of incorporation and Article IX of our by-laws provide for indemnification of directors and officers to the fullest extent permitted by law.

     An indemnity agreement was approved on May 27, 1981, at the annual meeting of the holders of the common stock and preferred stock of Coastal and is incorporated herein by reference to the definitive proxy statement of Coastal (Exhibit A) dated April 15, 1981. In April of 1988, the board of directors of Coastal approved a revised and updated indemnity agreement which is incorporated herein by reference to the 1995 Annual Report (Exhibit 28).

Item 16.  Exhibits.

Exhibit
Number                   Description of Document

1.1 Form of underwriting agreement with respect to debt securities (including form of terms agreement) (filed as exhibit 1.1 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
1.2 Form of underwriting agreement with respect to equity securities (including form of terms agreement) (filed as exhibit 1.2 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
1.3 Form of underwriting agreement with respect to trust preferred securities (including form of terms agreement) (filed as exhibit 1.3 of Registrant's registration statement on Form S-3 (Registration No. 333-58981) and incorporated herein by reference).
3.1 Restated certificate of incorporation of Coastal (filed as Module TCC-ARTL-INCORP on March 28, 1994).
3.2 By-Laws of Coastal, as amended on January 16, 1990 (filed as exhibit 3.4 to Coastal's Annual Report on

Exhibit
Number                   Description of Document

4.1 Form 10-K for the year ended December 31, 1989). Form of indenture for the senior debt securities (filed as exhibit 4.1 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
4.2  Form of senior debt security (included in exhibit No. 4.1).
4.3  Form of indenture for the subordinated debt securities (filed as exhibit
     4.3 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
4.4  Form of subordinated debt security (included in exhibit 4.3).
4.5 Form of indenture for the subordinated deferrable interest debentures (filed as exhibit 4.5 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
4.6 Form of second supplemental indenture to indenture to be used in connection with the issuance of the subordinated deferrable interest debentures (filed as exhibit 4.7 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
4.7 Form of third supplemental indenture to indenture to be used in connection with the issuance of the subordinated deferrable interest debentures (filed as exhibit 4.3 of Registrant's registration statement on Form S-3 (Registration No. 333-58981) and incorporated herein by reference).
4.8  Form of subordinated deferrable interest debenture (included in exhibits
     4.6 and 4.7).
4.9 Certificate of trust of Coastal Finance II (filed as exhibit 4.10 of Registrant's registration 4.9 statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
4.10 Certification of trust of Coastal Finance III (filed as exhibit 4.10 of Registrant's registration statement on Form S-3 (Registration No. 333-58981) and incorporated herein by reference).
4.11 Declaration of trust of Coastal Finance II (filed as exhibit 4.12 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
4.12 Declaration of trust of Coastal Finance III (filed as exhibit 4.12 of Registrant's registration statement on Form S-3 (Registration No. 333-58981) and incorporated herein by reference).
4.13 Form of amended and restated declaration of trust of Coastal Finance II (filed as exhibit 4.14 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
4.14 Form of amended and restated declaration of trust of Coastal Finance III (filed as exhibit 4.14 of Registrant's registration statement on Form S-3 (Registration No. 333-58981) and incorporated herein by reference).
4.15 Form of common stock warrant agreement (filed as exhibit 4.15 of Registrant's registration statement on Form S-3 (File No. 333-50075) and incorporated herein by reference.
4.16 Form of common stock warrant (included in exhibit 4.15).
4.17 Form of guarantee agreement with respect to preferred securities of Coastal Finance II (filed as exhibit 4.18 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference.
4.18 Form of guarantee agreement with respect to preferred securities of Coastal Finance III (filed as exhibit 4.18 of Registrant's registration statement on Form S-3 (Registration No. 333-58981) and incorporated herein by reference).
4.19 Form of guarantee agreement with respect to common securities of Coastal Finance II (filed as exhibit 4.20 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
4.20 Form of guarantee agreement with respect to common securities of Coastal Finance III (filed as exhibit 4.20 of Registrant's registration statement on Form S-3 (Registration No. 333-58981) and incorporated herein by reference).
4.21 Form of stock purchase contract agreement.*
4.22 Form of pledge Agreement.*
5.1 Opinion of Austin M. O'Toole, Esq., Senior Vice President and Secretary of the Registrant, as to the legality of the securities being registered. *
5.2 Opinion of Richards, Layton & Finger, P.A. regarding the validity under Delaware law of the Coastal Finance II trust preferred securities being registered (filed as exhibit 5.3 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
5.3 Opinion of Richards, Layton & Finger, P.A. regarding the validity under Delaware law of the Coastal Finance III trust preferred securities being registered (filed as exhibit 5.3 of Registrant's registration statement on Form S-3 (Registration No. 333-58981) and incorporated herein by reference).
8 Opinion of Cahill Gordon & Reindel (a partnership including a professional corporation) regarding certain tax matters.*
12 Calculation of ratios of earnings to combined fixed charges and preferred stock dividends of Coastal.*
23.1 Independent Auditors' Consent.
23.2 Consent of Austin M. O'Toole, Esq. (included in exhibit 5.1).*

Exhibit
Number                   Description of Document

23.3 Consent of Richards, Layton & Finger, P.A. (included in exhibits 5.2 and 5.3).
23.4 Consent of Cahill Gordon & Reindel (a partnership including a professional corporation) (included in exhibit 8).*
24   Powers of Attorney (included on the signature pages hereof).
25.1 Statement of Eligibility of Harris Trust and Savings Bank, as trustee for the debt securities, on Form T-1 (incorporated herein by reference to exhibit 25 to the registration statement on Form S-3 No. 333-44527 of The Coastal Corporation).
25.2 Statement of Eligibility of The Bank of New York, as trustee for the subordinated deferrable interest debentures indenture, on Form T-1 (filed as exhibit 25.2 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
25.3 Statement of Eligibility of The Bank of New York, as trustee for preferred securities of Coastal Finance II on Form T-1 (filed as exhibit 25.5 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
25.4 Statement of Eligibility of The Bank of New York, as trustee for guarantee of preferred securities of Coastal Finance II on Form T-1 (filed as exhibit
     25.6 of Registrant's registration statement on Form S-3 (Registration No. 333-50075) and incorporated herein by reference).
25.5 Statement of Eligibility of the Bank of New York, as trustee for preferred securities of Coastal Finance III, on Form T-1 (filed as exhibit 25.5 of Registrant's registration statement on Form S-3 (Registration No. 333-58981) and incorporated herein by reference).
25.6 Statement of Eligibility of The Bank of New York, as trustee for guarantee of preferred securities of Coastal Finance III, on Form T-1 (filed as exhibit 25.6 of Registrant's registration statement on Form S-3 (Registration No. 333-58981) and incorporated herein by reference).
27.1 Restated financial data schedule for the period ended December 31, 1996.*
27.2 Restated financial data schedule for the period ended March 31, 1997.*
27.3 Restated financial data schedule for the period ended June 30, 1997.*
27.4 Restated financial data schedule for the period ended September 30, 1997.*
27.5 Restated financial data schedule for the period ended December 31, 1997.*
27.6 Restated financial data schedule for the period ended March 31, 1998.*
27.7 Restated financial data schedule for the period ended June 30, 1998.*
27.8 Restated financial data schedule for the period ended September 30, 1998.*

--------------------

* To be filed by amendment.


Item 17.  Undertakings.

THE UNDERSIGNED REGISTRANTS HEREBY UNDERTAKE:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               POWERS OF ATTORNEY

     Each person whose signature appears below hereby appoints David A. Arledge, Coby C. Hesse and Austin M. O'Toole and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf and in the capacity stated below and to file all amendments and post-effective amendments to this registration statement, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 18, 1999.

                                         THE COASTAL CORPORATION
                                               (Registrant)


                             By:  /s/   David A. Arledge
                                 -----------------------------------------
                                           David A. Arledge
                                 Chairman of the Board, President and Chief
                                          Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 18, 1999.

                                          Coastal Finance II


                             By:   /s/   Coby C. Hesse
                                  -----------------------------------------
                                         Name: Coby C. Hesse
                                         Title: trustee


                             By:  /s/   Donald H. Gullquist
                                  -----------------------------------------
                                        Name: Donald H. Gullquist
                                        Title: trustee


                             By:  /s/   Austin M. O'Toole
                                  -----------------------------------------
                                        Name: Austin M. O'Toole
                                        Title: trustee

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 18, 1999.

                                            Coastal Finance III


                             By:   /s/   Coby C. Hesse
                                  ---------------------------------------
                                         Name: Coby C. Hesse
                                         Title: trustee


                             By:  /s/   Donald H. Gullquist
                                  -----------------------------------------
                                        Name: Donald H. Gullquist
                                        Title: trustee


                             By:  /s/   Austin M. O'Toole
                                  -----------------------------------------
                                        Name: Austin M. O'Toole
                                        Title: trustee

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons (which persons constitute a majority of Registrant's board of directors) in the capacities and on the dates indicated:

                 Signature                                    Title                              Date

             /s/   DAVID A. ARLEDGE                Chairman of the Board, President,          June 18, 1999
-----------------------------------------------      Chief Executive Officer, Chief
                David A. Arledge                     Financial Officer and Director
                                                     (Principal Executive Officer and
                                                     Principal Financial Officer)


               /s/   COBY C. HESSE                 Executive Vice President                   June 18, 1999
-----------------------------------------------    (Principal Accounting Officer)
                  Coby C. Hesse

              /s/   JOHN M. BISSELL                                  Director                 June 18, 1999
-----------------------------------------------
                 John M. Bissell

         /s/   GEORGE L. BRUNDRETT, JR.                              Director                 June 18, 1999
-----------------------------------------------
            George L. Brundrett, Jr.

               /s/   HAROLD BURROW                                   Director                 June 18, 1999
-----------------------------------------------
                  Harold Burrow

              /s/   JAMES F. CORDES                                  Director                 June 18, 1999
-----------------------------------------------
                 James F. Cordes

               /s/   ROY L. GATES                                    Director                 June 18, 1999
-----------------------------------------------
                  Roy L. Gates

            /s/   KENNETH O. JOHNSON                                 Director                 June 18, 1999
-----------------------------------------------
               Kenneth O. Johnson

             /s/   JEROME S. KATZIN                                  Director                 June 18, 1999
-----------------------------------------------
                Jerome S. Katzin

             /s/   THOMAS R. MCDADE                                  Director                 June 18, 1999
-----------------------------------------------
                Thomas R. McDade

-----------------------------------------------                      Director                 June 18, 1999
            J. Carleton MacNeil, Jr.

             /s/   O. S. WYATT, JR.                                  Director                 June 18, 1999
-----------------------------------------------
                O. S. Wyatt, Jr.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                                    Title                              Date

               /s/   COBY C. HESSE                 Trustee of Coastal Finance II              June 18, 1999
-----------------------------------------------
                  Coby C. Hesse

            /s/   DONALD H. GULLQUIST              Trustee of Coastal Finance II              June 18, 1999
-----------------------------------------------
               Donald H. Gullquist

             /s/   AUSTIN M. O'TOOLE               Trustee of Coastal Finance II              June 18, 1999
-----------------------------------------------
                Austin M. O'Toole

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                    Title                              Date

               /s/   COBY C. HESSE                 Trustee of Coastal Finance III             June 18, 1999
-----------------------------------------------
                  Coby C. Hesse

            /s/   DONALD H. GULLQUIST              Trustee of Coastal Finance III             June 18, 1999
-----------------------------------------------
               Donald H. Gullquist

             /s/   AUSTIN M. O'TOOLE               Trustee of Coastal Finance III             June 18, 1999
-----------------------------------------------
                Austin M. O'Toole